Exhibit 24.2

CERTIFICATE

I, Shirley A. Baum, Associate Secretary of Pinnacle West Capital Corporation, an Arizona corporation (the “Company”), hereby certify that the following is a true and correct copy of an excerpt from the minutes of a meeting of the Board of Directors of the Company duly called and held on February 17, 2021, at which meeting a quorum was present and acting throughout, such resolutions were duly adopted and such resolutions have not been amended or rescinded, but remain in full force and effect on the date hereof:

RESOLVED, that each of the proper officers of the Company, acting on its behalf, is hereby authorized to prepare, execute and file with the Securities and Exchange Commission an appropriate registration statement or registration statements with respect to the public offering of an indeterminate amount of the Company's securities, including, to the extent deemed necessary or appropriate by any such proper officer, (a) common stock, purchase contracts for common stock (including but not limited to any forward sale agreement, delayed delivery contract or similar agreement) or stock purchase units, (b) preferred or convertible preferred stock and depositary shares representing fractional interests in such preferred stock, (c) unsecured senior or subordinated debt securities, in any combination and (d) any combination of the foregoing, which such registration statement may also include an indeterminate amount of Arizona Public Service Company debt securities, and including such amendments, including post-effective amendments, supplements, exhibits and other documents, under the Securities Act of 1933, as amended, as he or she may consider appropriate or advisable from time to time; and further

RESOLVED, that the signature of each of the proper officers or each of the directors of the Company to any such registration statement, amendment, supplement, exhibit, or other document may be effected pursuant to a power of attorney or other similar delegation of authority; and further…

IN WITNESS WHEREOF, I have executed this Certificate as of the 4th day of March, 2021.

/s/ Shirley A. Baum
Shirley A. Baum
Associate Secretary